                                   APPENDIX A


                                   PROXY CARD

                         PEOPLES BANCORP REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on Wednesday, January 8, 1997.

The undersigned hereby appoints the Board of Directors (with the power of substitution), proxy for the undersigned to represent and to vote, as designated below, all shares of Common Stock of Peoples Bancorp (Company), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on January 8, 1997 and at any adjournment thereof.

The Board of Directors recommends a vote "FOR" the Proposals described herein.

1. Election of Directors
    Lawrence R. Bowmar
    Douglas D Marsh
    Maurice F. Winkler, III

    FOR all nominees below (except as     WITHHOLD AUTHORITY to vote for
    noted to the contrary below _____     all nominees listed below _____
                                          (vote against all nominees)

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

     2. PROPOSAL to ratify the appointment of Geo. S. Olive & Co. LLC, certified public accounts, as the Company's independent auditors for the fiscal year ending September 30, 1997.

 _____  FOR                   _____  AGAINST                     _____  ABSTAIN


This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting.

                                    Dated______________________________________
                                    ___________________________________________
                                    ___________________________________________

     IMPORTANT:Please date and sign your name as addressed and return in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.

                                   Appendix B

                                  SCHEDULE 14A
                                 (Rule 14a-101)



                     INFORMAIION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Fi1ed by the registrant[X]
Fi1ed by a party other than the registrant [ ]

check the appropriate box:
( )Preliminary Proxy Statement    [ ]  Confidential,for use of the Commission
                                       Only (as permitted by Rule 14a-6(e)(2)
(X) Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to 24O.14a-11(c) or  24O.14a-12

                                  PEOPLES BANCORP
_______________________________________________________________________________
                (Name of Registrant as Specified in Its Charter)
_______________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of filing fee (Check the appropriate box):
   (X) No fee required
   ( ) Fee computed on table below per Exchange Act Ru1es 14a-6(i)(1) and 0-11

         (1)   Title of each class of securities to which transaction applies:
_______________________________________________________________________________

         (2)   Aggregate number of securities to which transaction applies:
_______________________________________________________________________________

         (3) Per unit price or other under1ying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is ca1culated and state how it was determined):
_______________________________________________________________________________

         (4)  Proposed maximum aggregate value of transaction:
_______________________________________________________________________________

         (5)   Total fee paid
_______________________________________________________________________________

    ( )    Fee paid previously with preliminary materials

    ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:
_______________________________________________________________________________

         (2)   Form, Schedule or Registration Statement No.:
_______________________________________________________________________________

         (3)  Filing Party:
_______________________________________________________________________________

         (4)   Date Filed:
_______________________________________________________________________________